UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 25, 2015

Verint Systems Inc.
(Exact name of registrant as specified in its charter)

001-34807
(Commission File Number)

Delaware	11-3200514
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

330 South Service Road, Melville, New York	11747
(Address of principal executive offices)	(Zip code)
(631) 962-9600
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Material Compensatory Plan, Contract or Arrangement.
On June 25, 2015, Verint Systems Inc. (the "Company" or "Verint") held its 2015 Annual Meeting of Stockholders (the "Annual Meeting").
On May 12, 2015, the board of directors of Verint adopted the Verint Systems Inc. 2015 Long-Term Stock Incentive Plan (the "2015 Plan"), subject to stockholder approval. At the Annual Meeting, Verint's stockholders approved the 2015 Plan. The 2015 Plan authorizes Verint’s board of directors to provide equity-based compensation in the form of (1) stock options, including incentive stock options entitling the participant to favorable tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended, (2) stock appreciation rights, (3) restricted stock, (4) restricted stock units, (5) performance awards, (6) other stock-based awards, and (7) performance compensation awards. Subject to adjustment as provided in the 2015 Plan, up to an aggregate of 9,700,000 shares of Verint’s common stock may be issued or transferred in connection with awards under the 2015 Plan. Each stock option or stock-settled stock appreciation right granted under the 2015 Plan would reduce the available plan capacity by one share and each other award denominated in shares that is granted under the 2015 Plan would reduce the available plan capacity by 2.29 shares. The 2015 Plan also provides that to the extent outstanding awards granted under the 2015 Plan are not assumed, converted or replaced by the resulting entity in the event of a change in control, all outstanding awards that are not exercisable or otherwise unvested will automatically be deemed exercisable or otherwise vested, as the case may be, and any specified performance goals with respect to outstanding awards will be deemed to be satisfied at target, immediately prior to the consummation of such change in control, unless the applicable award agreement provides to the contrary.
The Verint Systems Inc. 2010 Long-Term Stock Incentive Plan and the Amended and Restated Comverse Technology, Inc. 2011 Stock Incentive Compensation Plan were terminated concurrently with the stockholder approval of the 2015 Plan. The foregoing description of the 2015 Plan is qualified in its entirety by reference to the terms of the 2015 Plan, a copy of which has been filed as Exhibit 10.1 hereto.

Item 5.07 Submission of Matters to a Vote of Security Holders.
The following is a brief description of each matter voted upon at the Annual Meeting, as well as the number of votes cast for or against each matter and the number of abstentions and broker non-votes with respect to each matter, as applicable. A more complete description of each matter is set forth in the Company's definitive proxy statement filed with the Securities and Exchange Commission on May 13, 2015 (the "Proxy Statement").

1.	Election of Directors. The Company's stockholders voted to elect the following persons as directors to serve for the following year or until their successors are duly elected and qualified:

Name	Votes For	Votes Withheld	Broker Non-Votes
Dan Bodner	49,400,776	758,733	3,568,037
Victor DeMarines	48,394,412	1,765,097	3,568,037
John Egan	44,027,077	6,132,432	3,568,037
Larry Myers	49,386,531	772,978	3,568,037
Richard Nottenburg	49,304,219	855,290	3,568,037
Howard Safir	48,156,305	2,003,204	3,568,037
Earl Shanks	49,321,927	837,582	3,568,037

2.
Ratification of Deloitte & Touche LLP as the Company's Independent Registered Public Accounting Firm. The Company's stockholders voted to ratify the selection of Deloitte & Touche LLP as the Company's independent registered public accountants for the year ending January 31, 2016. The results of the voting were 52,242,575 votes for, 1,479,767 votes against, and 5,204 abstentions.

3.
Approval of the Verint Systems Inc. 2015 Long-Term Stock Incentive Plan. The Company's stockholders voted to approve the Verint Systems Inc. 2015 Long-Term Stock Incentive Plan. The results of the voting were 44,461,675 votes for, 5,685,295 votes against, 12,539 abstentions, and 3,568,037 broker non-votes.

4.
Approval of Named Executive Officer Compensation. The Company's stockholders voted to approve the compensation of the Company's named executive officers as disclosed in the Proxy Statement. The results of the voting were 47,215,122 votes for, 2,927,860 votes against, 16,527 abstentions, and 3,568,037 broker non-votes.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

10.1	Verint Systems Inc. 2015 Long-Term Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERINT SYSTEMS INC.

Date:	June 26, 2015

		By:	/s/ Peter Fante
			Name:	Peter Fante
			Title:	Chief Legal Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Verint Systems Inc. 2015 Long-Term Stock Incentive Plan